UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 30, 2007

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23415	22-3062052
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4538 S. 140th Street, Omaha, Nebraska 68137
(Address of principal executive offices, including Zip Code)

(402) 614-0258
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ITEM 8.01	Other Events.

Effective September 6, 2007, the Board of Directors of Gabriel Technologies Corporation (the “Company”) elected Frank Forbes a member of the Company’s Board of Directors.  Mr. Forbes will fill a vacancy on the Board of Directors and will serve until the next annual meeting of stockholders of the Company or until his earlier death, resignation or removal.  Mr. Forbes is admitted to practice in Hawaii and Nebraska, serving early in his career as Law Clerk to the Chief Justice of the Hawaii Supreme Court.  He currently engages in private practice of law and consulting work in Omaha, Nebraska, representing local, national and international businesses and presenting seminars nationally and regionally on law and ethics to various corporate management groups.  Prior to that, Mr. Forbes served as a Professor of Law at the University Nebraska at Omaha for 39 years, serving as acting Chair of the Department of Accounting, the University of Nebraska Ombudsman for 3 years and Chairman of the Department of Law for 20 years.  He is currently Professor Emeritus to the University of Nebraska.  He has authored various legal and commercial text books, articles on law and ethics in national law reviews and journals, including “Legal Aspects of Doing Business in Nebraska” and has served as a consultant to various legal text writers.  Mr. Forbes has received various awards for excellence in teaching, scholarship, research and service to the community, including appointment as Distinguished Peter Kiewit Professorship Chair.  Mr. Forbes received his BA from the University of Hawaii and his JD from the University of Iowa College of Law in 1963. He is married To Suzanne Forbes for 44 years and has two children Frank II and Anne Marie Forbes.

On October 27, 2007, the Board of Directors authorized the Company to issue 100,000 shares of common stock to Frank Forbes as compensation for his agreement to serve as an outside director. Mr. Forbes will also be paid a quarterly director fee of $6,250 and an additional $6,250 per quarter for his service as Chair of the Company’s Litigation Committee.

As previously reported by the Company in its Current Report on Form 8-K dated August 20, 2007, certain shareholders of the Company filed a shareholder derivative action against certain current and former officers and directors of the Company in the District Court of Douglas County, Nebraska, and the Board of Directors of the Company appointed a Litigation Committee to conduct an impartial review, analysis and investigation of the plaintiffs’ complaints to determine whether any legal action should be taken by the Company against one or more persons regarding such complaints, and to report its findings to the Board of Directors.  Effective September 6, 2007, Mr. Forbes was appointed a member of this Litigation Committee by the Company’s Board of Directors.

The plaintiffs agreed to dismiss the lawsuit in conjunction with the appointment of Mr. Forbes to the Company’s Board of Directors and the Litigation Committee.  The lawsuit was dismissed without prejudice on August 30, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Dated: February 8, 2008	By:	/s/ Ronald E. Gillum, Jr.
Ronald E. Gillum, Jr. President and Chief Operating Officer